EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt – CFO (480) 792-7804 Gordon Parnell – Vice President of Business Development and Investor Relations (480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES FIRST QUARTER
FISCAL YEAR 2012 FINANCIAL RESULTS

▪	Net Sales of $374.5 million, down 1.4% sequentially and up 4.9% year-over-year

▪	On a GAAP basis: gross margin of 58.7%; operating income of $116.9 million; net income of $99.3 million; and EPS of 49 cents per diluted share

▪	On a non-GAAP basis: gross margin of 59.5%; operating income of $129.1 million; net income of $111.4 million; and EPS of 55 cents per diluted share

▪	Record 32-bit revenue, up 18.7% sequentially

▪	Record licensing revenue of $20.6 million

▪	83rd Consecutive quarter of profitability

CHANDLER, Arizona – August 4, 2011 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2011 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended June 30, 2011
	GAAP	% of Net Sales	Non-GAAP1	% of Net Sales
Net Sales	$374.5		$374.5
Gross Margin	$219.7	58.7%	$222.9	59.5%
Operating Income	$116.9	31.2%	$129.1	34.5%
Other Expense including Gains/Losses on Equity Method Investment	($3.0)		($1.2)
Income Tax Expense (Benefit)	$14.5		$16.6
Net Income from Continuing Operations	$99.3	26.5%	$111.4	29.7%
Earnings per Diluted Share from Continuing Operations2	49 cents		55 cents

1 See the “Use of Non-GAAP Financial Measures” section of this release.
2	Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

Net sales for the first quarter of fiscal 2012 were $374.5 million, down 1.4% sequentially from net sales of $380.0 million in the immediately preceding quarter, and up 4.9% from net sales of $357.1 million in the prior year’s first quarter.  GAAP net income from continuing operations for the first quarter of fiscal 2012 was $99.3 million, or 49 cents per diluted share, down 24% from GAAP net income of $130.6 million, or 65 cents per diluted share, in the immediately preceding quarter, and up 8.1% from GAAP net income of $91.9 million, or 48 cents per diluted share in the prior year’s first quarter.  GAAP net income in the March 2011 quarter included a benefit of $24.4 million in one-time tax events that increased net income per diluted share by 12 cents.

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Microchip Technology Reports
First Quarter Fiscal 2012
Financial Results

Non-GAAP net income from continuing operations for the first quarter of fiscal 2012 was $111.4 million, or 55 cents per diluted share, down 6.4% from non-GAAP net income of $119.0 million, or 59 cents per diluted share, in the immediately preceding quarter, and up 1.3% from non-GAAP net income of $109.9 million, or 58 cents per diluted share, in the prior year’s first quarter.  For the first fiscal quarter of fiscal 2012 and fiscal 2011, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other general and administrative expenses associated with acquisitions), non-recurring tax events and non-cash interest expense on our convertible debentures.  A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 34.7 cents per share.  The quarterly dividend is payable on September 1, 2011 to stockholders of record on August 18, 2011.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“We saw broad-based softness in our business due to weak global economic conditions,” said Steve Sanghi, President and CEO.  “This manifested itself into demand and bookings weakness across multiple market segments and multiple customers in each segment.”

Mr. Sanghi added, “As we expected, this weakness has now been reflected in the guidance of multiple companies in the semiconductor industry.”

“While our microcontroller business was down 2% sequentially, our 32-bit microcontroller business had another strong quarter of growth with revenue up 18.7% sequentially, and up 108% from the year-ago quarter,” said Ganesh Moorthy, Chief Operating Officer.  “Design win momentum in all of our product lines continues to be strong and we expect these wins to contribute to revenue growth as the economic headwinds we are experiencing subside.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “In the June quarter, inventory on our balance sheet grew to 119 days.  Inventory levels at our distributors grew by 3 days sequentially to end the June quarter at 43 days.  We are comfortable with these inventory levels given the long life cycle for our products, and we continue to view our short lead times as a competitive advantage.”

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Microchip Technology Reports
First Quarter Fiscal 2012
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Mr. Sanghi concluded, “While we are obviously disappointed with our June quarter results, we believe we are well-positioned to grow market share over the long term in our microcontroller, analog and licensing product lines.  However, in the September 2011 quarter we expect to continue to experience the lingering effects of weak global economic conditions.  Therefore, we expect net sales in the September 2011 quarter to be down sequentially in percentage terms by low to mid single digits.”

Microchip’s Recent Highlights:

•
Building on its leadership position as the only company to support all of its 8, 16 and 32-bit MCUs and DSCs from a single integrated development environment, Microchip introduced the next-generation MPLAB® X IDE, which is built on the open-source NetBeans platform and enables development using the Linux, Mac OS® and Windows operating systems.

•
Microchip announced industry firsts for two other open-source projects:  the first and only Arduino™ compatible 32-bit MCU development system, called the chipKIT™ platform, enabling hobbyists and academics to easily and inexpensively integrate high-performance electronics into their projects, even if they do not have an electronic-engineering background.  Likewise, Microchip’s Accessory Development Starter Kits for Android™ are the first to enable smartphone/tablet accessory development using Google’s new Android accessory framework.

•
The MPLAB X IDE and Android kits earned the top two spots on EE Times’ May 2011 “Top 10 Products of the Month,” based on reader views of all new-product articles during the month.  Additionally, the chipKIT development platform won an Editor’s Choice Award at the 2011 Bay Area Maker Faire.

•
Spurred, in part, by these groundbreaking new platforms Microchip shipped 43,932 development systems during the June 2011 quarter, demonstrating the continued strong interest in its products.  The total cumulative number of development systems shipped now stands at 1,157,131.

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First Quarter Fiscal 2012
Financial Results

•
To further enable the rapidly growing wireless connectivity of MCU-based embedded systems, Microchip’s Wireless Products Division announced the expanded MiWi™ Development Environment, which is a complete ecosystem for designing star and mesh wireless networking products that includes a host of new hardware and software tools.

•
As part of Microchip’s ongoing commitment to enable the smarter use of energy in a broad range of applications, it added two new families of analog power products, including low-side MOSFET drivers with power-conservation features, and a 30V buck switching regulator with up to 95 percent efficiency.

•
On the digital side, Microchip undertook a significant expansion of its 16-bit MCU and DSC portfolio, including products that provide greater energy efficiency.  To enable energy savings through advanced motor control for cost-sensitive applications, Microchip introduced a new series of low-cost PIC24F MCUs and dsPIC33 DSCs that support sensorless motor control and a wide range of motor-control algorithms.  Microchip also announced its first 60 MIPS dsPIC33E DSCs and PIC24E MCUs, based on its next-generation 16-bit Enhanced Core.  These devices offer larger (536 KB) Flash memory, more RAM (52 KB), greater I/O capability with 144-pin packages, a USB 2.0 OTG interface, and expanded motor-control, graphics, audio, and real-time embedded-control capabilities.

•
In the 8-bit arena, Microchip added two new eXtreme Low Power families of battery-friendly PIC® MCUs.  The first included six low-cost, Enhanced Mid-range (EMR) Core MCUs with numerous integrated peripherals and mTouch™ capacitive touch sensing.  This was followed by two additional peripheral-rich, EMR-Core MCUs that offer the largest memory of any PIC MCUs in 8- and 18-pin packages.

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Microchip Technology Reports
First Quarter Fiscal 2012
Financial Results

Second Quarter Fiscal Year 2012 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

Microchip Guidance
	GAAP	Non-GAAP Adjustments1	Non-GAAP1
Results from Continuing Operations:
Net Sales	$352.0 to $370.8 million		$352.0 to $370.8 million
Gross Margin3	58.4% to 58.8%	$3.2 to $3.3 million	59.3% to 59.7%
Operating Expenses3	27.25% to 27.75%	$7.9 to $8.3 million	25% to 25.5%
Other Income (Expense)	($4.9) million	$1.9 million	($3.0) million
Tax Rate	12.75% to 13.25%	$1.7 million	12.75% to 13.25%
Net Income	$89.4 to $97.8 million	$11.2 to $11.8 million	$100.6 to $109.6 million
Diluted Common Shares Outstanding2	201.2 million shares	0.6 million shares	200.6 million shares
Earnings per Diluted Share From Continuing Operations	44 to 48 cents	about 6 cents	50 to 54 cents

1   See the “Use of Non-GAAP Financial Measures” section of this release.
2   Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip’s inventory at September 30, 2011 is expected to be about 130 days and will enable us to appropriately service our customers with very short lead times while allowing us to push out future capital investments.  The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending September 30, 2011 are expected to be approximately $25 million.  Capital expenditures for all of fiscal year 2012 are anticipated to be approximately $75 million.  We are continuing to take actions to invest in the equipment needed to support the expected growth of our new products and technologies.

•	The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2011 quarter of $35 per share.

•
We expect net cash generation during the September quarter of approximately $90 million to $100 million prior to the dividend payment.  The amount of expected net cash generation is also before the effect of any stock buy back activity.

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First Quarter Fiscal 2012
Financial Results

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At March 31, 2011, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

1
Use of Non-GAAP Financial Measures:  Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs and legal and other general and administrative expenses associated with acquisitions), non-recurring tax events and non-cash interest expense on our convertible debentures and the related income tax implications of these items.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant.  The price of our stock is affected by market forces that are difficult to predict and are not within the control of management.  The non-GAAP adjustments related to the impact of our acquisitions and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions.  Tax events related to IRS settlements, the reinstatement of the R&D tax credit and other one-time tax events are non-recurring events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in

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First Quarter Fiscal 2012
Financial Results

understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above, the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

2
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock.  The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2011 quarter of $35 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

3
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.  Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share amounts)
(Unaudited)

	Three Months Ended June 30,
	2011	2010
Net sales	$374,507	$357,125
Cost of sales	154,759	149,682
Gross profit	219,748	207,443

Operating expenses:
Research and development	45,298	40,530
Selling, general and administrative	57,590	57,212
Special charges	-	475
	102,888	98,217

Operating income	116,860	109,226
Losses on equity method investments	(61)	(52)
Other expense, net	(2,973)	(3,894)

Income from continuing operations before income taxes	113,826	105,280
Income tax provision	14,533	13,403

Net income from continuing operations	99,293	91,877

Discontinued operations:
Loss from discontinued operations before income taxes	-	(2,299)
Income tax provision	-	12
Net loss from discontinued operations	-	(2,311)

Net income	$99,293	$89,566

Basic income per common share continuing operations	$0.52	$0.50
Basic net loss per common share discontinued operations	-	(0.02)
Basic net income per common share	$0.52	$0.48
Diluted net income per common share continuing operations	$0.49	$0.48
Diluted net loss per common share discontinued operations	-	(0.01)
Diluted net income per common share	$0.49	$0.47
Basic common shares outstanding	190,112	185,540
Diluted common shares outstanding	204,567	190,072

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2011	2011
	(Unaudited)
Cash and short-term investments	$1,517,752	$1,243,496
Accounts receivable, net	196,254	181,202
Inventories	202,455	180,800
Other current assets	179,226	169,485
Total current assets	2,095,687	1,774,983

Property, plant & equipment, net	545,703	540,513
Long-term investments	199,550	464,838
Other assets	188,359	187,724

Total assets	$3,029,299	$2,968,058

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$182,485	$200,272
Deferred income on shipments to distributors	145,598	140,044
Total current liabilities	328,083	340,316

Convertible debentures	349,109	347,334
Long-term income tax payable	61,742	58,125
Deferred tax liability	401,126	399,527
Other long-term liabilities	10,017	10,318

Stockholders’ equity	1,879,222	1,812,438

Total liabilities and stockholders’ equity	$3,029,299	$2,968,058

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2011	2010
Gross profit, as reported	$219,748	$207,443
Share-based compensation expense	1,399	1,965
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,709	5,910
Non-GAAP gross profit	$222,856	$215,318
Non-GAAP gross profit percentage	59.5%	60.3%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2011	2010
Research and development expenses, as reported	$45,298	$40,530
Share-based compensation expense	(3,413)	(3,167)
Non-GAAP research and development expenses	$41,885	$37,363
Non-GAAP research and development expenses as a percentage of net sales	11.2%	10.5%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2011	2010
Selling, general and administrative expenses, as reported	$57,590	$57,212
Share-based compensation expense	(4,212)	(4,319)
Acquisition-related intangible asset amortization and other costs	(1,550)	(2,660)
Non-GAAP selling, general and administrative expenses	$51,828	$50,233
Non-GAAP selling, general and administrative expenses as a percentage of net sales	13.8%	14.1%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2011	2010
Operating income, as reported	$116,860	$109,226
Share-based compensation expense	9,024	9,451
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	3,259	8,570
Special charge – SST severance costs	-	475
Non-GAAP operating income	$129,143	$127,722
Non-GAAP operating income as a percentage of net sales	34.5%	35.8%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended June 30,
	2011	2010
Other expense, net, as reported	$(2,973)	$(3,894)
Convertible debt non-cash interest expense	1,805	1,649
Non-GAAP other expense, net	$(1,168)	$(2,245)
Non-GAAP other expense, net, as a percentage of net sales	-0.3%	-0.6%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended June 30,
	2011	2010
Income tax provision, as reported	$14,533	$13,403
Income tax rate, as reported	12.8%	12.7%
Share-based compensation expense	1,168	1,162
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	184	270
Special charge – SST severance costs	-	26
Convertible debt non-cash interest expense	677	618
Non-GAAP income tax provision	$16,562	$15,479
Non-GAAP income tax rate	12.9%	12.3%

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RECONCILIATION OF GAAP NET INCOME AND DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010			Three Months Ended March 31, 2011
	Consolidated Operations	Continuing Operations	Discontinued Operations	Consolidated Operations	Continuing Operations	Discontinued Operations	Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$99,293	$99,293	$-	$89,566	$91,877	$(2,311)	$125,528	$130,612	$(5,084)
Share-based compensation expenses, net of tax effect	7,856	7,856	-	8,289	8,289	-	7,976	7,976	-
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	3,075	3,075	-	10,823	8,300	2,523	3,571	3,571	-
Special charge – SST severance costs, net of tax effect	-	-	-	449	449	-	164	164	-
Net tax benefit of IRS settlement, R&D tax credit reinstatement, and other tax matters	-	-	-	-	-	-	(24,395)	(24,395)	-
Convertible debt non-cash interest expense, net of tax effect	1,128	1,128	-	1,031	1,031	-	1,091	1,091	-
Non-GAAP net income (loss)	$111,352	$111,352	-	$110,158	$109,946	$212	$113,935	$119,019	$(5,084)
Non-GAAP net income (loss) as a percentage of net sales		29.7%			30.8%			31.3%
Diluted net income (loss) per share, as reported	$0.49	$0.49	$-	$0.47	$0.48	$(0.01)	$0.62	$0.65	$(0.03)
Non-GAAP diluted net income (loss) per share	$0.55	$0.55	$-	$0.58	$0.58	$-	$0.57	$0.59	$(0.02)
Diluted common shares outstanding Non-GAAP	203,985	203,985	203,985	188,724	188,724	188,724	201,133	201,133	201,133

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Microchip Technology Reports
First Quarter Fiscal 2012
Financial Results

Microchip will host a conference call today, August 4, 2011 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until August 11, 2011.

A telephonic replay of the conference call will be available at approximately 9:00 p.m. (Eastern Time) August 4, 2011 and will remain available until 8:00 p.m. (Eastern Time) on August 11, 2011.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 4210992.

Cautionary Statement:

The statements in this release relating to design win momentum continuing to be strong, our expectation that design wins will contribute to growth once the economic headwinds subside, being comfortable with our inventory levels, short lead times as a competitive advantage, being well-positioned to grow market share over the long term, continuing to experience the lingering effects of weak global economic conditions, expecting net sales to be down low to mid single digits sequentially, continued strong interest in our products, rapidly growing wireless connectivity, our assumed average stock price in the September 2011 quarter of $35.00, our second quarter fiscal 2012 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income from continuing operations, diluted common shares outstanding, earnings per diluted share from continuing operations, inventory levels, capital expenditures for the September quarter and for fiscal 2012, inventory levels enabling us to service our customers with very short lead times and push out future capital expenditures, investing in the equipment needed to support our expected growth, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic recovery or any unexpected fluctuations or weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; the impact of the events in Japan on the economy and our business and our vendors; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or

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Microchip Technology Reports
First Quarter Fiscal 2012
Financial Results

any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; our actual average stock price in the September 2011 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 4, 2011 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries.  chipKIT, MiWi, and mTouch are trademarks of Microchip Technology Inc. in the USA and other countries.  All other trademarks mentioned herein are the property of their respective companies.